Exhibit 10.4

ORDINARY SHARES PURCHASE WARRANT

ProQR Therapeutics N.V.

Warrant Shares: [____]

THIS ORDINARY SHARES PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [___] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time prior to the close of business on the fifth-year anniversary of [___] (such 5th anniversary, the “Termination Date”) but not thereafter, to subscribe for and purchase from ProQR Therapeutics N.V. (the “Company”), up to [___] ordinary shares (the “Warrant Shares”) under the exclusion of pre-emptive rights of the shareholders of the Company. The purchase price for each Warrant Share shall be equal to the Exercise Price as defined in Section 2(d).

Section 1.               Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Loan and Security Agreement, dated July 14, 2020 (as amended by that certain Joinder and First Amendment to Loan Agreement and Joinder to Registration Rights Agreement, dated as of August 4, 2020, that certain Second Amendment to Loan Agreement, dated as of January 5, 2021, that certain Third Amendment to Loan and Security Agreement, dated as of the date hereof, and as further amended from time to time, the “Loan Agreement”), among the Company and the purchasers signatory thereto.

Section 2.               Exercise.

(a)            Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy (or e-mail attachment) of the Notice of Exercise in the form annexed hereto as Exhibit A (the “Notice of Exercise”). Within two Business Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(e) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation, or alternatively an affidavit of loss in form reasonably acceptable to the Company, within two Business Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Holder and any assignee, by acceptance of this Warrant, acknowledges and agrees that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)            Delivery of Securities Upon Exercise. On the Share Delivery Date (defined below), the Company shall issue the number of Warrant Shares to which the Holder is entitled in respect of that exercise. The “Share Delivery Date” shall be on the second Business Day following the date on which the Company has received the Notice of Exercise and payment in full of the Exercise Price (if applicable).

(c)            Company’s Failure to Timely Deliver Securities. If the Company shall fail to deliver evidence of the issue or book entry statements representing Warrant Shares by the Share Delivery Date, and if on or after the Share Delivery Date the Holder purchases (in an open market transaction or otherwise) ordinary shares of the Company to deliver in satisfaction of a sale by the Holder of Warrant Shares issuable upon such exercise that the Holder anticipated receiving from the Company, then the Company shall, within three Business Days after the Holder’s request promptly honor its obligation to issue such Warrant Shares (or, at the option of the Holder, reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored) and pay cash to the Holder in an amount equal to the excess (if any) of the Holder’s total purchase price (including brokerage commissions, if any) for the ordinary shares so purchased over the product of (A) such number of Warrant Shares, times (B) the price at which the sell order giving rise to such purchase obligation was executed.

(d)            Exercise Price. The exercise price per Warrant Share under this Warrant shall be US $11.94 equal to 1.5 times the average closing price of the Borrower’s ordinary shares during the seven trading days prior to the Amendment Effective Date of the Loan Agreement, as defined in the Loan Agreement, subject to adjustment hereunder (the “Exercise Price”).

(e)            Cashless Exercise. This Warrant may be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares determined according to the following formula:

X = Y(A-B)/A

Where:

X =	the number of Warrant Shares that shall be issued to the Holder;

Y =	the number of Warrant Shares for which this Warrant is being exercised (which shall include both the number of Warrant Shares issued to the Holder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the aggregate Exercise Price);

A =	the Fair Market Value (as defined below) of one ordinary share; and

B =	the Exercise Price then in effect.

The Fair Market Value per ordinary share of shall be determined as follows:

(i)            If the ordinary shares are listed on a national securities exchange, the Nasdaq Select Global Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board or another nationally recognized trading system as of the applicable exercise date, the Fair Market Value per ordinary share shall be deemed to be the reported closing sale price per ordinary share thereon on the trading day immediately preceding such exercise date (provided that if no such price is reported on such day, the Fair Market Value per ordinary share shall be determined pursuant to clause (ii) below).

(ii)            If the ordinary shares are not listed on a national securities exchange, the Nasdaq Select Global Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board or another nationally recognized trading system as of the applicable exercise date, the Fair Market Value per ordinary share shall be deemed to be the amount most recently determined by the Company to represent the fair market value per ordinary share (including without limitation a determination for purposes of granting ordinary share options or issuing ordinary shares under any plan, agreement or arrangement with employees of the Company); and, upon request of the Holder, the Company shall, as promptly as reasonably practicable but in any event not later than 10 days after such request, notify the Holder of the Fair Market Value per ordinary share and furnish the Holder with reasonable documentation of the Company’s determination of such Fair Market Value.

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(e).

(f)            Issuance of Warrant Shares. The Holder shall be deemed to become a holder of record of the number of Warrant Shares issuable upon exercise (and the Warrant Shares shall be deemed to have been issued) immediately before the close of business on the date or dates on which this Warrant is exercised in compliance with this Section 2 (or if any such date is a non-Business Day, on the next succeeding Business Day). If this Warrant is exercised, certificates or book entry notations for the Warrant Shares shall be delivered to Holder as soon as practicable.

Section 3.                No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

Section 4.               No Impairment. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holder against impairment. The Company shall not close its books against the issuance of any Warrant Shares in any manner that interferes with the timely exercise of this Warrant.

Section 5.               Certain Adjustments.

(a)            Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on its ordinary shares or any other equity or equity equivalent securities payable in ordinary shares (which, for avoidance of doubt, shall not include any ordinary shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding ordinary shares into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding ordinary shares into a smaller number of shares, or (iv) issues by reclassification of ordinary shares any share capital of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of ordinary shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of ordinary shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 5(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)            Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of ordinary shares deemed to be issued and outstanding as of a given date shall be the sum of the number of ordinary shares (excluding treasury shares, if any) issued and outstanding.

(c)            Fundamental Transactions. In connection with any Fundamental Transaction (as defined below), the Company shall make appropriate provision so that this Warrant shall thereafter be exercisable for either (i) shares of the successor entity based upon the conversion ratio, or (ii) other consideration, if any, payable to holders of Warrant Shares in connection with the Fundamental Transaction, and the successor of the Company, if any, shall assume in writing the obligations hereunder. The provisions of this section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the exercise of this Warrant. “Fundamental Transaction” means a transaction in which (A) the Company, directly or indirectly, in one or more related transactions merges or consolidates with or into another person or entity; or (B) the Company, directly or indirectly, sells, assigns, transfers, conveys or otherwise disposes (including by way of a license or sublicense) of all or substantially all of the properties or assets of the Company and its subsidiaries on a consolidated basis to another person or entity; or (C) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of ordinary shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding ordinary shares; or (D) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the ordinary shares or any compulsory share exchange pursuant to which the ordinary shares are effectively converted into or exchanged for other securities, cash or property; or (E) the Company reorganizes, recapitalizes or reclassifies its ordinary shares (other than, for the avoidance of doubt, the transactions contemplated in Section 5(a) of this Warrant).

(d)            Notice to Holder.

i.            Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.            Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the ordinary shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the ordinary shares, (C) the Company shall authorize the granting to all holders of the ordinary shares rights or warrants to subscribe for or purchase any share capital of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the ordinary shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the ordinary shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, concurrently with any notice provided to holders of the Company’s ordinary shares and promptly following any notification that is filed with the Commission, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the ordinary shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the ordinary shares of record shall be entitled to exchange their ordinary shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 6.               Compliance with Securities Laws; Disposition of Warrant or Warrant Shares

(a)            Compliance with Securities Laws. Holder, by accepting this Warrant, represents to the Company that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired for its own account for investment purposes only and not with a view to distribution or resale, and that Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Act”), or any state or other securities laws. This Warrant, any Warrant subsequently issued to Holder, and all certificates representing the Warrant Shares issued hereunder (unless registered under the Act and any applicable state or other securities law) shall be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (i) PURSUANT TO REGISTRATIONS THEREOF UNDER SUCH LAWS, OR (ii) IF, IN THE OPINION OF COUNSEL THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT SUCH REGISTRATIONS.

Section 7.               Transfer of Warrant. Holder shall not assign or transfer this Warrant or any of its rights hereunder without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, except that Holder shall have the right to assign or transfer this Warrant and all rights hereunder, in whole or in part, to (a) any affiliate of Holder, (b) any employee of any affiliate of Holder, (c) any limited partner or other member of any affiliate of Holder one or more immediately family members of Holder or any trust for the benefit of Holder, or (d) one or more immediate family members of Holder. Subject to the foregoing, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by Holder in person or by duly authorized attorney, upon surrender of this Warrant, together with the assignment form attached hereto as Exhibit B duly completed and executed. Upon any such permitted transfer, the Company shall execute and deliver to the persons entitled thereto a new Warrant or Warrants of like tenor and representing the right to purchase, in the aggregate, the same number of Warrant Shares as this Warrant then entitles Holder to purchase. The term “Warrant” as used herein includes any such Warrant or Warrants issued by the Company to any such transferee(s). “Affiliate” has the meaning set forth in Rule 12b- 2 of the Exchange Act.

Section 8.               Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose, in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 9.               Miscellaneous.

(a)            No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof.

(b)            Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

(c)            Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

(d)            Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued share capital a sufficient number of ordinary shares, to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty to issue the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the principal national securities exchange upon which the ordinary shares then may be listed, and listed with such exchange upon issuance of such Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable, free of any pre-emptive rights in respect of such issuance, and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(e)            Law and Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the choice of law and forum provisions of the Loan Agreement.

(f)            Non-waiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

(g)            Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Loan Agreement.

(h)            Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any ordinary shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(i)            Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(j)            Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder. The provisions of Section 11.7 and 11.13 of Loan Agreement shall apply to the assignment of rights hereunder in accordance with their terms.

(k)            Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(l)            Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(m)            Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

*          *          *

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

ProQR Therapeutics N.V.

By:
Name
Title

Exhibit A

NOTICE OF EXERCISE

TO:        ProQR Therapeutics N.V.

1.	The undersigned hereby elects to purchase __________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any;

2.	Payment will be made in lawful money of the United States; or

3.	In accordance with the formula set forth in Section 2(e), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 2(e).

4.	Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below: [Dutch counsel to advise relevance of certificates concept]

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

5.	Accredited Investor. The undersigned certifies that it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [____] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________________________ whose address is

____________________________________________________________________________.

____________________________________________________________________________

Dated: _________________, ____

Holder’s Signature:

____________________________________

Holder’s Address:

____________________________________

____________________________________

Signature Guaranteed: ________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.